Exhibit 99.2

Thumzup Media Corporation Announces Pricing of $50 Million Confidentially Marketed Public Offering at $10 per Share

Los Angeles, California - August 11, 2025 — Thumzup Media Corporation (Nasdaq: TZUP) (“Thumzup” or the “Company”), a digital asset accumulator and advertising industry disruptor, today announced the pricing of its confidentially marketed public offering of common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of its common stock, at a public offering price of $10 per share (the “Offering”).

The Company expects to receive aggregate gross proceeds of $46.5 million from the Offering, before deducting placement agent fees and other related expenses. The Offering is expected to close on or about August 12, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Offering to explore the accumulation of cryptocurrencies and mining equipment, working capital and general corporate purposes.

Dominari Securities LLC is acting as the exclusive placement agent for the Offering.

This Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-286951), including a base prospectus, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2025, and declared effective by SEC on May 30, 2025.

A preliminary prospectus supplement and accompanying shelf prospectus relating to the Offering and describing the terms of thereof has been filed with the SEC on August 11, 2025 and forms a part of the effective registration statement, and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying base prospectus may be obtained, by contacting Dominari Securities LLC, Attention: Syndicate Department, 725 5th Ave., 23 Floor, New York, NY 10022, by email at info@dominarisecurities.com, or by telephone at (212) 393-4500. The final terms of the Offering will be disclosed in a final prospectus supplement to be filed with the SEC, which will be available for free on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Thumzup®

Thumzup Media Corporation is pioneering a new era of digital marketing and financial innovation. The Company operates a proprietary platform that empowers users to earn cash for sharing branded content on social media, seamlessly managed through a programmatic advertiser dashboard. Payments are made via PayPal and other leading digital channels.

In parallel with the growth of its AdTech platform, Thumzup has strategically expanded its treasury strategy beyond Bitcoin to include leading cryptocurrencies, such as Dogecoin, Litecoin, Solana, Ripple, Ether, and USD Coin, reinforcing the Company’s commitment to financial agility and innovation.

Thumzup is also developing its patent-pending Lifestyle AI Agent Marketplace, which aims to enhance lifestyle planning by offering curated, AI-powered experiences.

The Thumzup app is available for download on the App Store and Google Play. The Company has been featured on CBS Los Angeles and KTLA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Offering including, but not limited to, the satisfaction of customary closing conditions related to the Offering, the intended use of proceeds from the Offering including to acquire digital assets and a change of circumstances and adverse changes in the crypto market including federal legislation and adverse regulations, market and other conditions. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, it can give no assurances that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements. Other risks are contained in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K. Investors and security holders are urged to read these documents free of charge on the SEC’s website at: http://www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Relations Contact:

Thumzup Investor Relations

investors@thumzupmedia.com

800-403-6150

Media Contact

Jessica Starman

media@thumzupmedia.com

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